UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021  (August 25, 2021)

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 25, 2021, Douglas E. Owenby accepted the position of Chief Operations Officer of Pactiv Evergreen Inc. (the “Company”), effective as of September 13, 2021 (the “Effective Date”). In connection with Mr. Owenby’s appointment, Michael Ragen will step down from this role as Chief Operating Officer, remaining the Company’s Chief Financial Officer.

Mr. Owenby, 61, has served as the Chief Operations Officer of Graham Packaging Company since December 2018, where he was responsible for all operating functions of the company on a global basis. Prior to his role at Graham Packaging Company, Mr. Owenby served as Chief Operating Officer for Nexteer Automotive from 2013 to 2018. Mr. Owenby has held various other leadership roles throughout his career, including President of North America for Benteler Automotive, Vice President and General Manager in the Controls and Torque Transfer business units at BorgWarner Inc. and Vice President and General Manager for Bombardier Recreation Products Inc. Mr. Owenby received his Bachelor of Science in Mechanical Engineering from Saginaw Valley State University.

Pursuant to the offer letter entered into between Mr. Owenby and the Company dated as of August 25, 2021 (the “Offer Letter”), Mr. Owenby will have an annual base salary of $580,000 and will be eligible to receive an annual incentive bonus with a target value of 65% of Mr. Owenby’s base salary. Mr. Owenby will also receive a sign-on bonus of $120,000 that is payable to Mr. Owenby within the first 30 days of his employment (the “Sign-On Bonus”). All of the Sign-On Bonus will be subject to forfeiture in the event Mr. Owenby resigns for any reason or is terminated for “cause” within 12 months of commencing employment and 50% of the Sign-On Bonus will be subject to forfeiture in the event of such a termination between 12 and 24 months of commencing employment. In connection with the commencement of his employment, the Company will grant Mr. Owenby a sign-on award of restricted stock units (the “RSUs”) under the Pactiv Evergreen Inc. Equity Incentive Plan with a grant date fair market value of $880,000. The RSUs will vest ratably on the first three anniversaries of the grant date. Beginning in 2022, Mr. Owenby will be eligible to participate in the Company’s Long-Term Incentive Plan pursuant to which he will be eligible to receive an equity award with a target value of 75% of his base salary.

There are no family relationships between Mr. Owenby and any director or executive officer of the Company, and Mr. Owenby has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2021.

Item 7.01. Regulation FD Disclosure

A copy of the press release, dated August 30, 2021, announcing Mr. Owenby’s appointment, is furnished as Exhibit 99.1. The press release at Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description

99.1	Press release, dated August 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2021

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer